                                  SCHEDULE 14A
                                 (RULE 14a-101)

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                            ADVANCED MAGNETICS, INC.
                (Name of Registrant as Specified In Its Charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
       Rule 0-11:

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                            ADVANCED MAGNETICS, INC.
                                61 MOONEY STREET
                         CAMBRIDGE, MASSACHUSETTS 02138

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON FEBRUARY 3, 1998

                            ------------------------

     The Annual Meeting of Stockholders of Advanced Magnetics, Inc. (the "Company") will be held at the offices of the Company, 61 Mooney Street, Cambridge, Massachusetts 02138 on Tuesday, February 3, 1998 at 10:00 a.m., local time, to consider and act upon the following matters:

     1.  To elect seven directors to serve for the ensuing year.

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on December 8, 1997 will be entitled to vote at the meeting or any adjournment thereof. A list of the stockholders of record entitled to vote shall be available for inspection at the principal office of the Company for ten days prior to the Annual Meeting. The stock transfer books of the Company will remain open.

                                            By Order of the Board of Directors

                                            MARLENE KAPLAN GOLDSTEIN,
                                            Secretary

Cambridge, Massachusetts
December 22, 1997













     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                            ADVANCED MAGNETICS, INC.
                                61 MOONEY STREET
                         CAMBRIDGE, MASSACHUSETTS 02138

             PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON FEBRUARY 3, 1998

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Advanced Magnetics, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held at the offices of the Company at 61 Mooney Street, Cambridge, Massachusetts 02138, on Tuesday, February 3, 1998 and at any adjournment of the Annual Meeting. All proxies will be voted in accordance with the stockholders' instructions, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation to the Secretary of the Company.

     December 8, 1997 was the record date for the determination of stockholders entitled to vote at the meeting. On that date, there were an aggregate of 6,729,526 shares of Common Stock of the Company outstanding and entitled to vote. Each share is entitled to one vote.

     The Company's Annual Report for fiscal 1997 was mailed to the stockholders with the mailing of this Notice of Meeting and Proxy Statement on or about December 22, 1997.

VOTES REQUIRED

     The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the meeting is necessary to constitute a quorum for the transaction of business. Directors are elected by a plurality of the votes cast by stockholders entitled to vote at the meeting. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented, and voting, at the meeting is required for all other matters being submitted to stockholders at the meeting. Votes withheld from any nominee, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Abstentions are included in the number of shares present or represented and voting on each matter. Broker "non-votes" are not so included. Votes will be tabulated by American Stock Transfer and Trust Company as Transfer Agent/Registrar of the Company.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information, as of December 8, 1997, with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) the directors, (iii) the chief executive officer and each of the four other most highly compensated executive officers of the Company as of September 30, 1997 whose annual compensation exceeded $100,000 (the "Named Officers") and (iv) all directors and officers of the Company as a group:


                                                                 PERCENTAGE OF
                     NAME AND ADDRESS                 NUMBER OF   COMMON STOCK
                  OF BENEFICIAL OWNER(1)               SHARES     OUTSTANDING
                  ----------------------              ---------  -------------
      Marlene Kaplan Goldstein(2)(3)................   705,937        10.49%

      Jerome Goldstein(2)(3)(4).....................   699,272        10.37%

      BVF Partners L.P.(5)..........................   474,200         7.05%
       333 West Wacker Drive, Suite 1600
       Chicago, Illinois 60606

      Eiken Chemical Co., Ltd.......................   375,000         5.57%
       1-33-8 Hongo
       Bunkyo-Ku Tokyo, Japan

      Leslie Goldstein(6)...........................   326,250         4.84%

      Ernest V. Groman, Ph.D.(7)....................   139,436         2.07%

      Edward B. Roberts, Ph.D.(8)...................   104,040         1.54%

      Richard L. McIntire(9)........................    99,000         1.47%

      George M. Whitesides, Ph.D.(10)...............    72,000         1.07%

      Thomas Coor, Ph.D.(11)........................    19,500            *

      Roger E. Travis(12)...........................    18,861            *

      Paula M. Jacobs, Ph.D.(13)....................    18,708            *

      Jerome M. Lewis, Ph.D.(14)....................    10,627            *

      Leonard M. Baum(15)...........................     7,174            *

      Joseph Lassiter, III..........................         0            *

      Michael Loberg................................         0            *

      All directors and executive officers as a
        group (17 persons)(16)......................  2,203,785       32.21%

---------------

   * Less than 1%.

 (1) Unless otherwise indicated, each stockholder referred to above has sole voting and investment power with respect to the shares listed and the address of each stockholder is: c/o Advanced Magnetics, Inc., 61 Mooney Street, Cambridge, Massachusetts 02138.

 (2) Jerome Goldstein and Marlene Kaplan Goldstein are husband and wife, and each disclaims control or beneficial ownership of shares held by the other.

 (3) Includes 42,000 shares held by the Kaplan Goldstein Family Foundation, a charitable foundation whose trustees are Jerome Goldstein, Marlene Kaplan Goldstein and their two adult children.

 (4) Includes 11,250 shares issuable to Jerome Goldstein pursuant to options exercisable on or before February 6, 1998.

 (5) Based upon a Schedule 13D filed with the Securities and Exchange Commission on October 29, 1996, and amended on May 16, 1997, BVF Partners L.P. ("Partners") is the beneficial owner of 474,200 shares of stock. BVF, Inc., One Sansome Street, 39th Floor, San Francisco, California 94104, is an investment advisor to and general partner of Partners. BVF, Inc. shares voting and dispositive power over the 474,200 shares held by Partners.

 (6) Includes 21,750 shares held by Leslie Goldstein for the following charitable foundation and trusts: 3,750 shares held by him as Trustee of the Allan Goldstein Children's Trust, 3,000 shares held by him as Trustee for his children and 15,000 shares held by him as Trustee of the Leslie and Roslyn Goldstein Foundation. Includes 12,000 shares issuable to Leslie Goldstein pursuant to options exercisable on or before February 6, 1998.

 (7) Includes 5,250 shares owned by Dr. Groman's son, 26,000 shares held in trust for the benefit of Dr. Groman's sons and 6,500 shares issuable to Dr. Groman pursuant to options exercisable on or before February 6, 1998.

 (8) Includes 34,500 shares held by Dr. Roberts as trustee for his children and 4,500 shares issuable to Dr. Roberts pursuant to options exercisable on or before February 6, 1998.

 (9) Includes 50,600 shares held in joint tenancy with Mr. McIntire's wife and 12,000 shares issuable to Mr. McIntire pursuant to options exercisable on or before February 6, 1998.

(10) Includes 12,000 shares issuable to Dr. Whitesides pursuant to options exercisable on or before February 6, 1998.

(11) Includes 1,000 shares held in custodial accounts for Dr. Coor's sons and 12,000 shares issuable to Dr. Coor pursuant to options exercisable on or before February 6, 1998.

(12) Includes 5,000 shares held by the Ellis Travis Trust as to which Mr. Travis is trustee and 4,500 shares issuable to Mr. Travis pursuant to options exercisable on or before February 6, 1998. Does not include 3,000 shares owned by his adult daughters as to which shares Mr. Travis disclaims beneficial ownership.

(13) Includes 2,228 shares held in a custodial account for Dr. Jacobs' daughter and 9,750 shares issuable to Dr. Jacobs pursuant to options exercisable on or before February 6, 1998.

(14) Includes 9,750 shares issuable to Dr. Lewis pursuant to options exercisable on or before February 6, 1998.

(15) Includes 5,000 shares issuable to Mr. Baum pursuant to options exercisable on or before February 6, 1998.

(16) Includes 188,328 shares held in family or charitable trusts and custodial accounts for various directors' and officers' children and 112,102 shares issuable under options exercisable on or before February 6, 1998.

                             ELECTION OF DIRECTORS

     The persons named in the enclosed proxy will vote to elect as directors the seven nominees named below, all of whom are now directors of the Company, unless authority to vote for the election of any or all of the directors is withheld by marking the proxy to that effect.

     Each director will be elected to hold office until the next annual meeting of stockholders and until his successor is elected and qualified, or until his earlier death, resignation or removal. Each of the nominees has indicated his willingness to serve, if elected, but if a nominee should be unable to serve, the proxies may be voted for a substitute nominee designated by management.

     Thomas Coor, Richard McIntire and Roger Travis who have served as directors of the Company since 1983, 1982 and 1981, respectively, and who would have been subject to re-election as directors at the Meeting, have decided not to stand for re-election for personal reasons. The Company expresses its thanks to Messrs. Coor, McIntire and Travis for their years of service on the Board of Directors.

     The following table sets forth the name and age of each nominee and the positions and offices held by him, his principal occupation and business experience during the past five years, the year of the commence-ment of his term as a director of the Company, the number of shares of Common Stock of the Company beneficially owned by him on December 8, 1997 and the percentage of all outstanding shares of Common Stock owned by him.

                                                                          NUMBER         PERCENTAGE
                                                      COMMENCEMENT      OF SHARES            OF
          NAME, AGE, PRINCIPAL OCCUPATION             OF TERM AS A     BENEFICIALLY     COMMON STOCK
              AND BUSINESS EXPERIENCE                   DIRECTOR         OWNED(1)       OUTSTANDING
          -------------------------------             ------------     ------------     ------------
Leonard M. Baum.....................................      1997              7,174(2)            *
  Mr. Baum, age 44, has been President and Chief
  Operating Officer of the Company since June 1997
  and has been a Senior Vice President of the
  Company since September 1994. He was formerly
  employed by Squibb Diagnostics from March 1986 to
  September 1994, most recently as Senior Director,
  Worldwide Regulatory Affairs.

Jerome Goldstein....................................      1981            699,272(3)        10.37%
  Mr. Goldstein, age 58, is a founder of the Company
  and has been Chairman of the Board of Directors,
  Chief Executive Officer and Treasurer since the
  Company's organization in November 1981. Mr.
  Goldstein was President of the Company from the
  Company's organization in November 1981 until June
  1997.

Leslie Goldstein....................................      1981            326,250(4)         4.84%
  Mr. Goldstein, age 62, has been engaged in
  investment analysis as an associate of SRG
  Associates since June 1977. SRG Associates is a
  division of Fahnestock & Company, Inc., a security
  broker-dealer. Mr. Goldstein is the brother of
  Jerome Goldstein.

Joseph Lassiter, III................................      1997                  0               *
  Professor Lassiter, age 50, has been a Lecturer
  and Professor at the Harvard Business School since
  September 1996. He was the President of Wildfire
  Communications, Inc., a telecommunications
  software company, from July 1994 to February 1996,
  and was Vice President at Teradyne, Inc., a
  manufacturer of automatic test equipment, from
  January 1977 to February 1994. He is a director of
  Security Dynamics Technologies, Inc.

Michael Loberg......................................      1997                  0               *
  Mr. Loberg, age 50, has been Chief Executive
  Officer of NitroMed, Inc. since September 1997.
  Prior to that, he served for twenty years in
  various senior management positions at
  Bristol-Myers Squibb, including President of
  Squibb Diagnostics, President of BMS Northern
  Europe and President of BMS Specialty
  Pharmaceuticals.

Edward B. Roberts, Ph.D.............................      1982            104,040(5)         1.54%
  Professor Roberts, age 62, has been Professor at
  the Sloan School at the Massachusetts Institute of
  Technology since 1961. He was a co-founder and the
  Chairman of Pugh-Roberts Associates, Inc., a
  management consulting firm that is now a division
  of PA Consulting Group, Inc. He is also a general
  partner of Zero Stage Capital Management, L.P., a
  venture capital limited partnership. He is also a
  director of SelfCare, Inc., PegaSystems, Inc. and
  Medical Information Technology Inc.

                                                                          NUMBER         PERCENTAGE
                                                      COMMENCEMENT      OF SHARES            OF
          NAME, AGE, PRINCIPAL OCCUPATION             OF TERM AS A     BENEFICIALLY     COMMON STOCK
              AND BUSINESS EXPERIENCE                   DIRECTOR         OWNED(1)       OUTSTANDING
          -------------------------------             ------------     ------------     ------------
George M. Whitesides, Ph.D. ........................      1981             72,000(6)         1.07%
  Professor Whitesides, age 58, has been a Professor
  of Chemistry at Harvard University since July
  1982. He is a director of Dexter Corporation, a
  manufacturer of specialty material product, and
  Geltex Inc., a biopharmaceutical company.

---------------

  * Less than 1%.

(1) Unless otherwise indicated, each person listed above has sole voting and investment power with respect to the shares listed.

(2) See note 15 to the table set forth under the caption "Principal
    Stockholders."

(3) See notes 2, 3 and 4 to the table set forth under the caption "Principal Stockholders."

(4) See note 6 to the table set forth under the caption "Principal
    Stockholders."

(5) See note 8 to the table set forth under the caption "Principal
    Stockholders."

(6) See note 10 to the table set forth under the caption "Principal
    Stockholders."

BOARD AND COMMITTEE MEETINGS

     The Board of Directors met four times during the fiscal year ended September 30, 1997. Each director attended at least 75% of the meetings of the Board of Directors and all the Committees on which he served with the exception of Mr. Whitesides, who attended one meeting and Mr. Loberg and Mr. Lassiter, who were elected to the Board during the year. Mr. Loberg attended, but Mr. Lassiter did not attend, the one meeting of the Board of Directors that was held during their tenure as directors in the fiscal year ended September 30, 1997.

     Jerome Goldstein, Roger Travis and Edward Roberts serve as members of the Audit Committee of the Board of Directors. The Audit Committee oversees generally the financial controls and practices of the Company. The Audit Committee conducted two formal meetings apart from Board of Directors meetings during the 1997 fiscal year.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Such persons are required by regulations of the Commission to furnish the Company with copies of all such filings. Based on its review of the copies of such filings received by it with respect to the fiscal year ended September 30, 1997, and written representations from certain Reporting Persons, the Company believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended September 30, 1997, with the following exceptions: Paula Jacobs filed one late report on January 13, 1997 covering five transactions; Lee Josephson filed two late reports on February 14, 1997 and March 11, 1997, each covering one transaction; Jerome Lewis filed one late report on January 13, 1997 covering six transactions; Edward Roberts filed one late report on January 13, 1997 covering four transactions; and Mark Roessel filed one late report on February 14, 1997 covering five transactions.

                       COMPENSATION AND OTHER INFORMATION
                       CONCERNING DIRECTORS AND OFFICERS

EXECUTIVE COMPENSATION SUMMARY

     The following table sets forth the annual and long-term compensation of each of the Company's Named Officers as of the end of fiscal year 1997 for each of the fiscal years ended September 30, 1997, 1996 and 1995:

                           SUMMARY COMPENSATION TABLE

                                                                   LONG-TERM COMPENSATION
                                                                          AWARDS(2)
                                                ANNUAL        ---------------------------------
                                            COMPENSATION(1)     SECURITIES
                                           -----------------    UNDERLYING        ALL OTHER
       NAME AND PRINCIPAL POSITION         YEAR    SALARY($)  OPTIONS/SARS(#)  COMPENSATION($)
       ---------------------------         ----    ---------  ---------------  ----------------
Jerome Goldstein.........................  1997     228,115        30,000(3)       16,800(4)
  Chairman of the Board of Directors,      1996     220,738             0          11,215(4)
  Chief Executive Officer and Treasurer    1995     211,102             0          12,875(4)

Leonard M. Baum..........................  1997     194,104        20,000(3)        2,000(5)
  President and Chief Operating Officer    1996     186,231             0           2,000(5)
                                           1995     177,234             0           2,000(5)

Ernest V. Groman, Ph.D.(6)...............  1997     126,335         8,000(3)        2,000(5)
  Vice President -- Research

Paula M. Jacobs, Ph.D....................  1997     122,861         9,000(3)        2,000(5)
  Vice President -- Development            1996     118,500             0           2,000(5)
                                           1995     113,462         4,000           2,000(5)

Jerome M. Lewis, Ph.D. ..................  1997     116,413         8,000(3)        2,000(5)
  Vice President -- Scientific Operations  1996     112,115             0           2,000(5)
                                           1995     107,114         4,000           2,000(5)

---------------

(1) Excludes perquisites and other personal benefits, the aggregate annual amount of which for each officer was less than the lesser of $50,000 or 10% of the total salary and bonus reported.

(2) The Company did not grant any restricted stock awards or stock appreciation rights or make any long term incentive plan payouts during the fiscal years ended September 30, 1997, 1996 and 1995.

(3) Options granted pursuant to the repricing of options described under the caption "Option Repricing" and disclosed in the table "Ten Year Option Repricing" set forth below.

(4) Includes $14,800, $9,215 and $10,875 in premiums on a term life insurance policy related to coverage in the fiscal years ended September 30, 1997, 1996 and 1995, respectively, in the event of the death of Mr. Goldstein and his wife to a trust for the benefit of their children and $2,000 in contributions for Mr. Goldstein's benefit to the Company's 401(k) plan.

(5) Represents amount contributed for the benefit of the Named Officers to the Company's 401(k) plan.

(6) Dr. Groman was elected by the Board of Directors as an executive officer in June 1997.

OPTION GRANTS IN THE LAST FISCAL YEAR

     The following table sets forth grants to the Named Officers of stock options during the fiscal year ended September 30, 1997:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                               INDIVIDUAL GRANTS
                           ---------------------------------------------------------
                                           PERCENT OF                                    POTENTIAL REALIZABLE
                                             TOTAL                                         VALUE AT ASSUMED
                            NUMBER OF       OPTIONS/                                       ANNUAL RATES OF
                           SECURITIES         SARs                                           STOCK PRICE
                           UNDERLYING      GRANTED TO                                      APPRECIATION FOR
                             OPTION/       EMPLOYEES      EXERCISE OR                       OPTION TERM(1)
                              SARs         IN FISCAL      BASE PRICE      EXPIRATION     --------------------
NAME                       GRANTED(#)         YEAR          ($/SH)           DATE         5%($)       10%($)
----                       ----------      ----------     -----------     ----------     --------    --------
Jerome Goldstein.........     30,000(2)       9.59           11.125          8/5/07       209,894     531,912
Leonard M. Baum..........     20,000(2)       6.39           11.125          8/5/07       139,929     354,608
Paula M. Jacobs,
  Ph.D. .................      2,000(3)       0.64           15.000         11/6/06        18,867      47,812
                               7,000(2)       2.24           11.500          7/3/07        50,626     128,296
Jerome M. Lewis,
  Ph.D. .................      2,000(3)       0.64           15.000         11/6/06        18,867      47,812
                               6,000(2)       1.92           11.500          7/3/07        43,394     109,968
Ernest V. Groman,
  Ph.D. .................      2,000(3)       0.64           15.000         11/6/06        18,867      47,812
                               6,000(2)       1.92           11.500          7/3/07        43,394     109,968

---------------

(1) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on the Company's Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Company's Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.

(2) Options granted pursuant to the repricing of options described under the caption "Option Repricing."

(3) Options granted under the Company's 1993 Stock Plan at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. The options have a term of ten years from the date of grant and become exercisable as to 25% of the shares on each of the first four anniversaries of the date of grant until such options are fully exercisable thereafter.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table sets forth information as to the Named Officers with respect to options to purchase the Company's Common Stock held by each Named Officer, including (i) the number of shares of Common Stock purchased upon exercise of options in fiscal 1997, (ii) the net value realized upon such exercise, (iii) the number of unexercised options outstanding at September 30, 1997 and (iv) the value of such unexercised options at September 30, 1997:

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                        SEPTEMBER 30, 1997 OPTION VALUES

                                                               NUMBER OF
                                                         SECURITIES UNDERLYING            VALUE OF UNEXERCISED
                                                        UNEXERCISED OPTIONS/SARs       IN-THE-MONEY OPTIONS/SARs
                             SHARES        VALUE        AT SEPTEMBER 30, 1997(#)      AT SEPTEMBER 30, 1997($)(2)
                           ACQUIRED ON    REALIZED    ----------------------------    ----------------------------
NAME                       EXERCISE(#)     ($)(1)     EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                       -----------    --------    -----------    -------------    -----------    -------------
Jerome Goldstein..........       --            --        11,250          18,750              --              --
Leonard M. Baum...........       --            --         5,000          15,000              --              --
Paula M. Jacobs, Ph.D.....    2,500        17,918         9,250           6,250           8,845              --
Jerome M. Lewis, Ph.D. ...    1,000         9,042         9,250           5,750           6,272              --
Ernest V. Groman,
  Ph.D. ..................       --            --         6,000           5,750           4,704              --

---------------

(1) Amounts disclosed in this column do not reflect amounts actually received by the Named Officers but are calculated based on the difference between the fair market value of the Company's Common Stock on the date of exercise and the exercise price of the options. The Named Officers will receive cash only if and when they sell the Common Stock issued upon exercise of the options, and the amount of cash received by such individuals is dependent on the price of the Company's Common Stock at the time of such sale.

(2) Value is based on the difference between the option exercise price and the fair market value at September 30, 1997 ($10.6875 per share as quoted on the American Stock Exchange) multiplied by the number of shares underlying the option.

OPTION REPRICING

     The following table sets forth information concerning all of the repricings of options held by officers of the Company who were officers at the time of the repricing over the last ten years, including (i) the date of the repricing, (ii) the number of shares subject to the repriced options, (iii) the market price at the time of the repricing, (iv) the exercise price prior to repricing, (v) the new exercise price and (vi) the original option term remaining at the date of repricing:

                           TEN YEAR OPTION REPRICING


                                                                                                  LENGTH OF
                                                                                                  ORIGINAL
                                      NUMBER OF    MARKET PRICE                                  OPTION TERM
                                       OPTIONS     OF STOCK AT    EXERCISE PRICE              REMAINING AT DATE
                                       REPRICED      TIME OF        AT TIME OF       NEW     OF REPRICING OR OF
                                         OR        REPRICING OR    REPRICING OR    EXERCISE       AMENDMENT
NAME                         DATE     AMENDED(#)    AMENDMENT       AMENDMENT       PRICE          (YEARS)
----                       --------   ----------   ------------   --------------   --------  ------------------
Jerome Goldstein........   8/5/97(1)    28,828       $ 11.125        $ 15.270      $ 11.125            7
  Chairman of the Board                  1,172         11.125          13.880        11.125            7
  of Directors, Chief
  Executive Officer and
  Treasurer

Leonard M. Baum.........   8/5/97(1)    20,000         11.125          16.375        11.125            7
  President and Chief
  Operating Officer

Paula M. Jacobs,
  Ph.D. ................   7/3/97(2)     2,000         11.500          14.875        11.500            7
  Vice President --                      2,000         11.500          22.000        11.500            8
  Development                            2,000         11.500          15.000        11.500            9
                                         1,000         11.500          13.375        11.500            6
                           8/5/92(3)     2,000         11.875           19.75        11.875           10
                         11/30/90(4)     3,000          7.833           9.667         7.833            9
Jerome M. Lewis,
  Ph.D. ................   7/3/97(2)     2,000         11.500          14.875        11.500            7
  Vice President --                      2,000         11.500          22.000        11.500            8
  Scientific Operations                  2,000         11.500          15.000        11.500            9
                           8/5/92(3)     2,000         11.875           19.75        11.875           10
Ernest V. Groman,
  Ph.D. ................   7/3/97(2)     2,000         11.500          14.875        11.500            7
  Vice President --                      2,000         11.500          22.000        11.500            8
  Research                               2,000         11.500          15.000        11.500            9
                         11/30/90(4)     3,000          7.833           9.667         7.833            9
Dennis R. Lawler........   7/3/97(2)     1,500         11.500          14.875        11.500            7
  Vice President --                      2,000         11.500          22.000        11.500            8
  Quality Control                        2,000         11.500          15.000        11.500            9

James A. Matheson.......   7/3/97(2)     2,000         11.500          18.250        11.500            9
  Vice President --                      1,000         11.500          15.000        11.500            9
  Finance

Mark C. Roessel.........   7/3/97(2)     1,000         11.500          13.375        11.500            6
  Vice President --                      2,000         11.500          12.125        11.500            6
  Regulatory Affairs                     2,000         11.500          14.875        11.500            7
                                         2,000         11.500          22.000        11.500            8
                                         2,000         11.500          15.000        11.500            9
Lee Josephson, Ph.D. ... 11/30/90(4)     3,000          7.833           9.667         7.833            9
  Former Vice
  President -- Research

Anthony Annese.......... 11/30/90(4)     3,000          7.833           9.667         7.833            9
  Former Vice
  President -- Finance

---------------
(1) Options exchanged as of August 5, 1997 are held by members of the Company's Board of Directors who are employees of the Company. The terms of the exchange call for immediate vesting of one-half of the option holder's previously-vested options. The remainder of the options granted under the exchange vest 25% annually commencing one year from the date of the exchange.

(2) Options exchanged as of July 3, 1997 are options held by officers of the Company who do not serve on the Board of Directors. The terms of the exchange call for immediate vesting of one-half of the option holder's previously-vested options. The remainder of the options granted under the exchange vest 25% annually commencing one year from the date of the exchange.

(3) Options granted on August 5, 1992 are exercisable over the same period of time and on the same schedule as the options for which they were exchanged.

(4) Options granted on November 30, 1990 are exercisable over the same period of time and on the same schedule as the options for which they were exchanged.

             REPORT ON EXECUTIVE COMPENSATION AND OPTION REPRICING
                           BY THE BOARD OF DIRECTORS

To Our Stockholders:

     The Board of Directors of the Company is responsible for establishing and administering the Company's executive compensation programs. The Company's executive compensation policies rely on regular cash salaries and significant equity incentives in the form of stock options.

     Salaries of the five highest paid executives are listed on the Executive Compensation Summary table found on page 6. On an annual basis, the Board reviews these salaries and, while it is not required to, it may in its discretion increase the salaries. The Board has typically adjusted each of its executives' compensation by the same percentage amount. The amount of the annual increases has historically reflected the Board's subjective assessment of the salary level necessary for the Company to remain at the approximate median in compensation levels when compared to other biopharmaceutical companies of comparable size and geographical location (which together comprise a subset of the Company's Peer Group Index referred to in the Performance Graph below), and the Board's subjective judgment as to Company performance. In fiscal 1997, the Board determined the Company's performance primarily by reference to the progress of the Company's clinical trials and product development efforts. The Board determined to grant the Named Officers the compensation disclosed in the Executive Compensation Summary table found on page 6.

     In order to align the interests of executives and other employees with stockholders and motivate them to work for the long-term growth of the Company, the Company provides significant stock option grants to its employees. Executives are typically considered every two years for stock option grants, and it is the Company's policy to weight total compensation heavily toward equity compensation through stock options. Options are generally granted at fair market value and become exercisable ratably over a four year period. The actual number of stock options granted to executives is not determined pursuant to any formula, but rather is determined subjectively by the Board in its discretion.

OPTION REPRICING

     In July 1997, the Board of Directors considered the options held by the Company's employees (including executive officers not serving on the Board of Directors) and the fact that the decline in the price of the Company's Common Stock has resulted in a substantial number of stock options granted pursuant to the Company's Stock Option Plans having exercise prices above the recent historical trading prices for the Common Stock. The Board of Directors believed the disparity between the exercise price of the options and the then current market price no longer provided a meaningful incentive to the option holders. The Board believes that equity participation provides long-term incentive to employees to remain with the Company and motivates them to maximize stockholder returns. Recognizing this incentive, the Board determined it to be in the best interest of the Company and its stockholders to restore the incentives for employees to remain with the Company and to exert their best efforts on behalf of the Company by repricing the option exercise price at the then current market price of $11.50 per share. The repricing was effected by offering option holders new options in exchange for their old options.

     In August 1997, the Board of Directors made the same determination with regard to the options granted to Messrs. Jerome Goldstein and Baum, employee directors of the Company, under the Company's 1993 Stock Option Plan, and to the options granted to all non-employee directors of the Company, under the Company's 1992 and 1993 Director Plans. The Board voted to allow all directors (both employee and non-employee) to exchange their options for options under the Company's 1993 Stock Option Plan exercisable at the then current market price of $11.125 per share.

     Under the provisions of the repricing exchange offered to employees and directors, of the options exchanged, only one half of the option holder's vested options remained vested. All unvested options are scheduled to vest annually over the four years following the exchange. In voting on the proposal, each director recused himself from voting with respect to the exchange of his own options.

COMPANY PERFORMANCE AND CEO COMPENSATION

     The compensation of the Chief Executive Officer has typically been adjusted annually by the same percentage as the average percentage increase for all of the Company's employees. In exercising its discretion, the Board takes into consideration, among other things, the Company's progress in achieving the goals of the Board of Directors (focusing in recent periods on the Company's product development and clinical trial progress), and the compensation packages of executive officers of comparable companies of similar size in the biopharmaceutical industry.

     As a result of the Company's performance and his individual contribution, Jerome Goldstein was awarded the amounts reflected in the Executive Compensation Summary table on page 6 in fiscal 1997.

Members of the Board of Directors:

           Leonard M. Baum            Michael Loberg
           Thomas Coor                Richard L. McIntire
           Jerome Goldstein           Edward B. Roberts
           Leslie Goldstein           Roger E. Travis
           Joseph Lassiter, III       George M. Whitesides

COMPENSATION OF DIRECTORS

     During the fiscal year ended September 30, 1997, directors received no cash compensation for their services as directors, except for reimbursement of expenses incurred in connection with attending meetings.

     Under the terms of the 1992 Director Plan, each person who was a member of the Company's Board of Directors on November 5, 1991 (or was appointed to the Board of Directors thereafter), and who was not an employee or an officer of the Company, was automatically granted on November 5, 1991 (or the date of their appointment to the Board of Directors, if thereafter) (the "1992 Initial Grant Date") an option to purchase 5,000 shares of the Company's Common Stock, and the right to receive an option to purchase an additional 5,000 shares on each successive fifth anniversary of the 1992 Initial Grant Date if he or she is then a member of the Board of Directors. The exercise price of options granted under the 1992 Director Plan is the fair market value of the Company's Common Stock on the date the option is granted (subject to adjustment for any dividend, stock split or other relevant change in the Company's capitalization). Each option granted under the 1992 Director Plan first becomes exercisable with respect to 20% of the shares subject to such option on the day preceding each annual anniversary of the date of grant, until the option is exercisable with respect to all of the shares subject thereto. On November 5, 1996, each of the non-employee directors received an option to purchase 5,000 shares at an exercise price of $15.25 per share.

     Under the terms of the 1993 Director Plan, each person who was a member of the Company's Board of Directors on November 10, 1992 (or was appointed to the Board of Directors thereafter), and who was not an employee or an officer of the Company, was automatically granted on November 10, 1992 (or the date of their appointment to the Board of Directors, if thereafter) (the "1993 Initial Grant Date") an option to purchase 5,000 shares of the Company's Common Stock, and will receive an option to purchase an additional 5,000 shares on each successive sixth anniversary of the 1993 Initial Grant Date if he or she is then a member of the Board of Directors. The exercise price of options granted under the 1993 Director Plan is the fair market value of the Company's Common Stock on the date the option is granted (subject to adjustment for any dividend, stock split or other relevant change in the Company's capitalization). Each option granted under the 1993 Director Plan first becomes exercisable with respect to 20% of the shares subject to such option on the day preceding each annual anniversary of the date of grant, until the option is exercisable with respect to all of the shares subject thereto.

     In June 1997, each of the two newly appointed directors, Michael Loberg and Joseph Lassiter, upon the respective dates of their appointment, were granted an option to purchase 5,000 shares of the Company's Common Stock under the 1992 Director Plan and an option to purchase 5,000 shares of the Company's

Common Stock under the 1993 Director Plan. The exercise price of Mr. Loberg's options was $11.75. The exercise price of Mr. Lassiter's options was $13.50. Each director received 10,000 options in total.

     Options held by the directors under the 1992 and 1993 Director Plans were eligible for the option repricing exchange for options granted as described above.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company does not have a Compensation Committee. The Board of Directors was responsible for determining compensation of executive officers of the Company. During the fiscal year ended September 30, 1997, Jerome Goldstein, the Company's Chairman of the Board of Directors, Chief Executive Officer and Treasurer, participated in the establishment and administration of the Company's executive compensation programs. Mr. Goldstein abstained from voting with respect to decisions concerning his compensation as an executive officer of the Company.

                            STOCK PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock during the five fiscal years ended September 30, 1997 with the cumulative total return on the American Stock Exchange Market Value Index and the Company's Peer Groups based on SIC Code 2835 (in vitro and in vivo diagnostic substances) and SIC Code 2834 (pharmaceutical preparations). Due to recent realignment of the Company's product portfolio, the Company now considers its peer group to be based on SIC Code 2834. The comparisons assume $100 was invested on October 1, 1992 in the Company's Common Stock in the American Stock Exchange Market Value Index and with the Company's Peer Groups and assumes reinvestment of dividends, if any.

                        COMPARE CUMULATIVE TOTAL RETURN
               AMONG ADVANCED MAGNETICS INC., SIC 2834, SIC 2835
                       AND AMERICAN STOCK EXCHANGE INDEX

                              [PERFORMANCE CHART]


                       (DESCRIPTION OF PERFORMANCE CHART)


                            COMPARISON OF CUMULATIVE TOTAL RETURN
                        OF COMPANY, INDUSTRY INDEX AND BROAD MARKET
-------------------------------- FISCAL YEAR ENDING --------------------------
COMPANY                   1992     1993      1994      1995      1996     1997

ADVANCED MAGNETICS INC     100    114.29    143.96    226.37    146.15    93.96
INDUSTRY INDEX             100     84.90     95.49    138.04    183.15   260.21
BROAD MARKET               100    117.39    119.64    144.16    150.03   182.45


THE INDUSTRY INDEX CHOSEN WAS:
SIC CODE 2834 - PHARMACEUTICAL PREPARATIONS

THE BROAD MARKET INDEX CHOSEN WAS:
AMERICAN STOCK EXCHANGE



                            COMPARISON OF CUMULATIVE TOTAL RETURN
                        OF COMPANY, INDUSTRY INDEX AND BROAD MARKET

-------------------------------- FISCAL YEAR ENDING --------------------------
COMPANY                   1992     1993      1994      1995      1996     1997

ADVANCED MAGNETICS INC     100    114.29    143.96    226.37    146.15    93.96
INDUSTRY INDEX             100    114.70    106.06    152.88    175.01   187.98
BROAD MARKET               100    117.39    119.64    144.16    150.03   182.45


THE INDUSTRY INDEX CHOSEN WAS:
SIC CODE 2835 - IN VITRO & IN VIVO DIAGNOSTIC SUBSTANCES

THE BROAD MARKET INDEX CHOSEN WAS:
AMERICAN STOCK EXCHANGE


     The stock price performance shown on the graph is not necessarily indicative of future price performance. Information used in the graph was obtained from Media General Financial Services, a source the Company believes is reliable. However, the Company is not responsible for any errors or omissions in such information.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected the firm of Coopers and Lybrand L.L.P., as the Company's independent accountants for the 1998 fiscal year. Coopers & Lybrand L.L.P. has served as the Company's independent accountants since the Company's inception. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

                                 OTHER MATTERS

     Management does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their out-of-pocket expenses in this connection.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 1999 Annual Meeting of Stockholders must be received by the Company at its principal office in Cambridge, Massachusetts not later than August 24, 1998 for inclusion in the proxy statement for that meeting.

                                             By Order of the Board of Directors

                                                 MARLENE KAPLAN GOLDSTEIN,
                                                         Secretary

December 22, 1997

     THE BOARD OF DIRECTORS WELCOMES STOCKHOLDERS WHO WISH TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                            ADVANCED MAGNETICS, INC.

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD FEBRUARY 3, 1998

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P R O X Y

         The undersigned, revoking all prior proxies, hereby appoint(s) Jerome Goldstein and Edward B. Roberts, and each of them, with full power of substitution, as proxies to represent and vote as designated herein, all shares of stock of Advanced Magnetics, Inc. ("the Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, 61 Mooney Street, Cambridge, Massachusetts 02138, on Tuesday, February 3, 1998 at 10:00 a.m., local time, and at any adjournment thereof.

         IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS PROPERLY MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

         This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND AUTHORITY WILL BE DEEMED GRANTED UNDER ITEM 2. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE
                                SEE REVERSE SIDE


 /X/  PLEASE MARK
      VOTES AS IN
      THIS EXAMPLE.

1. To Elect Directors.

NOMINEES: Leonard M. Baum, Jerome Goldstein, Leslie Goldstein, Joseph Lassiter, III, Michael Loberg, Edward B. Roberts, and George M. Whitesides

FOR                  WITHHELD
/ /                    / /


/ /
________________________________

For all nominees except as noted above

2. To transact such other business as may properly come before the Meeting.

MARK HERE                     MARK HERE IF
FOR ADDRESS         / /       YOU PLAN TO       / /
CHANGE AND                     ATTEND THE
NOTE AT LEFT                     MEETING

Sign as name appears. Joint owners must both sign. Attorney, executor, administrator, trustee or guardian must give title. A corporation or partnership must sign in its name by authorized person.

Signature:_________________________Date:_____________


Signature:_________________________Date:_____________


                                       14